Exhibit 16.1

September 27, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Nuo Therapeutics, Inc. (CIK No. 0001091596) in its Form 8-K dated September 27, 2017, which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements made by the Company in such Form 8-K.

Very truly yours,

/s/ CohnReznick LLP